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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 5, 1997


                        FIDELITY NATIONAL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                          1-9396                         86-0498599
(State or other jurisdiction      (Commission File Number)      (IRS Employer Identification
     of incorporation)                                                     Number)

               17911 Von Karman Avenue, Irvine, California 92614
                    (Address of principal executive offices)

                                 (714) 622-4333
              (Registrant's telephone number, including area code)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     FIDELITY NATIONAL FINANCIAL, INC.


Dated: November 5,1997               /s/ Allen D. Meadows
                                     ---------------------------------------
                                     Allen D. Meadows
                                     Executive Vice President
                                     Chief Financial Officer




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Item 5.      Other Events

             Effective as of October 1, 1997, Fidelity National Financial, Inc. ("the Company") acquired Bron Research, Inc., a flood certification company headquartered in Austin, Texas. The purchase price paid by the Company for the acquisition was $9.8 million, paid in 475,702 shares of Fidelity National Financial, Inc. common stock. This transaction has been accounted for as a pooling-of-interests.

             Combined revenue and net earnings of the pooled companies for the thirty-one day period ended October 31, 1997 are listed below (amounts are unaudited and in thousands):

Revenue                                      $65,500

Earnings before extraordinary item             4,200

Extraordinary item - loss on early
  retirement of debt, net of applicable
  income taxes                                 1,700
                                             -------
Net earnings                                 $ 2,500
                                             =======

Item 7.      Financial Statements and Exhibits

             (c)      Exhibits

                      None